UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2025

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2025, Core Scientific, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), the results of which are set forth in Item 5.07 below. At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Core Scientific, Inc. 2024 Stock Incentive Plan (the “Restated Plan”), which had been previously approved by the Compensation Committee of the Board of Directors (the “Board”), subject to stockholder approval. The amendment and restatement, among other things, increases the total number of shares that may be issued under the Restated Plan to 48,000,000 shares.

The material provisions of the Restated Plan were described in Proposal 7 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 28, 2025 in connection with the Annual Meeting (the “2025 Proxy Statement”). The description of the Restated Plan contained herein and therein is qualified in its entirety by the full text of the Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, the Company held its Annual Meeting on May 12, 2025. At the Annual Meeting, the stockholders cast their votes on the following proposals as follows:

Proposal 1: To elect one nominee to the Board:

Nominee	For	Withheld	Broker Non-Votes
Adam Sullivan	178,641,583	9,164,179	46,888,879

Proposal 2: To approve on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the 2025 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
70,407,045	113,611,003	3,787,714	46,888,879

Proposal 3: To indicate, on a non-binding, advisory basis, the preferred frequency of stockholder advisory votes to approve the compensation of our named executive officers:

The number of votes cast for the respective options for the non-binding advisory vote on the frequency of future votes on the compensation of named executive officers were as follows, with "1 Year" receiving the highest number of votes:

Option Number of Votes
1 Year 184,970,932
2 Years 152,253
3 Years 1,002,559
Abstain 1,680,018

There were 46,888,879 broker non-votes with respect to this action.

As a result of the stockholder vote at the Annual Meeting regarding the frequency of future stockholder advisory votes on compensation of our named executive officers, the Board determined that Core Scientific, Inc. will hold a non-binding advisory vote on compensation of its named executive officers on an annual basis until the next required vote on the frequency of future votes on compensation of named executive officers.

Proposal 7: To approve the Restated Plan (i.e., our amended and restated 2024 Stock Incentive Plan referenced above):

For	Against	Abstain	Broker Non-Votes
167,697,452	18,319,027	1,789,283	46,888,879

Proposal 8: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain
232,816,892	191,415	1,686,334

Proposal 9: To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 4, 5, and 6:

For	Against	Abstain	Broker Non-Votes
177,282,268	8,705,136	1,818,358	46,888,879

Pursuant to Article III, Section 9 of the Company’s Second Amended and Restated Bylaws and in accordance with stockholder approval of Proposal 9, the Annual Meeting was adjourned with respect to Proposals 4, 5 and 6 until May 23, 2025 at 10:00 a.m. eastern time to be reconvened virtually at www.proxydocs.com/CORZ.

When the Annual Meeting is reconvened, the Company’s stockholders will consider certain amendments (collectively, the “Charter Amendment Proposals”) to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to: (i) eliminate the classification of the Board, such that all directors will stand for election each year for a one-year term beginning with the Company’s 2026 Annual Meeting of Stockholders; (ii) remove the 66 2/3% supermajority vote requirements for the Company’s stockholders to alter, amend or repeal certain provisions of the Certificate of Incorporation; and (iii) eliminate consent rights provided to the Company’s creditors in connection with the Company’s emergence from bankruptcy and make other non-substantive and conforming changes. Detailed descriptions of the Charter Amendment Proposals are included under the descriptions of Proposals 4–6 in the 2025 Proxy Statement.
Item 9.01    Financial Statement and Exhibits
(d) Exhibits:

Exhibit No.	Description

10.1	Core Scientific, Inc. Amended and Restated 2024 Stock Incentive Plan, dated May 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: May 13, 2025

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer